Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of MFIC Corporation on Form SB-2 of our report dated March 1, 2006, except for Note 6, as to which the date is March 23, 2006, appearing in such Registration Statement and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brown & Brown, LLP
Boston, Massachusetts
March 30, 2006